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                                                                   Exhibit 10.44

*Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

                                                                October 18, 2001


Corixa Corporation
1124 Columbia Street
Suite 200
Seattle, Washington 98104, U.S.A.
Attention:  Chairman

        RE:    Collaboration Agreement Dated October 23, 1998 between
               Coulter Pharmaceutical, Inc. and SmithKline Beecham Corporation

Dear Sir:

        This Letter Agreement sets forth our agreement that as to the matters set forth herein in connection with the Collaboration Agreement (the "Agreement"), executed as of October 23, 1998 by and between Coulter Pharmaceutical, Inc., a company incorporated under the laws of the State of Delaware, with its principal place of business at 600 Gateway Boulevard, South San Francisco, California 94080-7014, U.S.A. ("Coulter") which has been acquired by Corixa Corporation, a company incorporated under the laws of the State of Delaware, with its principal place of business at 1124 Columbia Street, Suite 200, Seattle, Washington 98104, U.S.A. ("Corixa"), and SmithKline Beecham Corporation (a GlaxoSmithKline Company), a company incorporated under the laws of the Commonwealth of Pennsylvania, with its principal place of business at One Franklin Plaza, Philadelphia, Pennsylvania 19101, U.S.A. ("GSK"), as amended to date, the parties hereto agree as follows. This Letter Agreement (the "Letter") is a binding agreement of Corixa and GSK.

        All terms used, but not defined, in this Letter shall have the respective meanings set forth in the Agreement.

        1. In consideration for (a) the [*] paid by Corixa to MDS Nordion, Inc. ("Nordion") pursuant to Section 3.03 of the 131Iodine Supply Agreement, made as of September 30, 2000, between Coulter and Nordion and (b) the [*] paid by Corixa to Lonza Biologics PLC ("Lonza") pursuant to Section 2.2 of the Settlement Agreement, made as of December 11, 2000, between Coulter and Lonza, GSK shall pay to Corixa by wire transfer of immediately available funds, [*] within five (5) days following approval by the US Food and Drug Administration of BEXXAR for sale in TERRITORY A. Corixa agrees that this payment completely satisfies all of SB's obligations for payment of out-of-pocket expenses, FTE expenses, MANUFACTURE DEVELOPMENT COSTS or other expenses under the Agreement solely for any costs or expenses incurred by Coulter and Corixa as a result of the Agreement between Lonza Biologics PLC and Coulter Pharmaceutical, Inc., dated May 28, 1998 (the "Lonza Agreement"), including, without limitation, the Settlement Agreement referenced above. Corixa also agrees that this payment completely satisfies all of SB's obligations for payment of out-of-pocket expenses, FTE expenses, MANUFACTURE DEVELOPMENT COSTS or other expenses under the Agreement solely for any costs or expenses

* Confidential Treatment Requested


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incurred by Coutler and Corixa as a result of Coulter Pharmaceutical, Inc.'s approval of the construction of a hot cell by Nordion under the aforementioned Iodine Supply Agreement. The parties further agree that the foregoing payment by GSK to Corixa will not count against the [*] Manufacturing Development Costs cap set forth in the second paragraph of Part A of the Letter Amendment to the Agreement, dated April 20, 2000, between GSK and Coulter (the "April 2000 Letter Amendment").

        2. The parties hereby replace the second paragraph of Part B of the April 2000 Letter Amendment in its entirety with the following:

               "Subject to the MANUFACTURING DEVELOPMENT COSTS cap outlined above, GSK agrees that it shall pay Corixa one hundred percent (100%) of GSK's share of all invoices received from Corixa that are related to approved MANUFACTURING DEVELOPMENT COSTS and DEVELOPMENT COSTS, in each case within thirty (30) days following receipt of such invoice, provided that such invoices are sent to GSK with supporting documentation as described in Exhibit A to the Letter Agreement, dated October 18, 2001 between GSK and Corixa, which Exhibit A shall be incorporated in this Letter Agreement by this reference. In the event of any disagreement with respect to the amounts invoiced in accordance with the foregoing for either clinical or development services, the parties shall resolve such disagreement within the ninety (90) day period that follows GSK's receipt of the invoice that is the basis of such disagreement. If the parties determine that an amount is due GSK as a result of such resolution, such amount shall at Corixa's option either be credited against the amount payable by GSK to Corixa pursuant to the next fiscal quarter's invoice or shall be paid to GSK by Corixa within thirty (30) days following such resolution."

        All other terms and conditions of the Agreement shall remain in full force and effect.

        If Corixa agrees with the terms and conditions of this Letter, please have an appropriate representative of Corixa sign and date the enclosed duplicate of this Letter as indicated below and return it to GSK.

                                       Very truly yours,
                                       SMITHKLINE BEECHAM CORPORATION
                                       (a GlaxoSmithKline Company)

                                       By:
                                          -------------------------------
                                       Title:
                                             ----------------------------
                                       Date:
                                            -----------------------------
AGREED TO AND ACCEPTED:

CORIXA CORPORATION

By:
   -----------------------------

* Confidential Treatment Requested


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